Filed pursuant to Rule 424(b)(5)
SEC File No. 333-235468

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 9, 2020

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 12, 2019)

GENERAL MOTORS FINANCIAL COMPANY, INC.

             Shares of Fixed-Rate Reset Cumulative Perpetual Preferred Stock,

Series C

We are offering                shares of our Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series C, liquidation preference $1,000 per share (the “Series C Preferred Stock”).

Holders of Series C Preferred Stock will be entitled to receive cash dividend payments when, as and if declared by our board of directors (or a duly authorized committee of our board of directors). Dividends on the Series C Preferred Stock will accrue and be payable at a rate per annum equal to (i)                 % from the date of issuance to, but excluding, September 30, 2030 (the “First Reset Date”) and (ii) the Five-year U.S. Treasury Rate (as defined here) as of the most recent Reset Dividend Determination Date (as defined herein), plus                 %, for each Reset Period (as defined herein) from, and including, the First Reset Date, in each case, payable semi-annually in arrears on March 30 and September 30 of each year, beginning on March 30, 2021 (each such date, a “dividend payment date”). Dividends on the Series C Preferred Stock will be cumulative whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. So long as any share of Series C Preferred Stock remains outstanding, unless full dividends on all outstanding shares of Series C Preferred Stock through the most recently completed dividend period (as defined herein) have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), no dividend will be paid or declared or funds set aside for payment on junior stock (as defined herein), no junior stock will be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, and no shares of parity stock (as defined herein) will be repurchased, redeemed or otherwise acquired for consideration by us, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such parity stock during a dividend period, subject to certain exceptions. Payment of dividends on the Series C Preferred Stock will be subject to certain legal and other restrictions as described elsewhere in this prospectus supplement.

The Series C Preferred Stock will not have a maturity date. We may, at our option, redeem the shares of Series C Preferred Stock, in whole or in part, on any dividend payment date on or after the First Reset Date, at a price of $1,000 per share of Series C Preferred Stock, plus all dividends accumulated and unpaid to, but excluding, the redemption date, as described under “Description of the Series C Preferred Stock—Redemption.” The Series C Preferred Stock will not have voting or consent rights, except as set forth herein under “Description of the Series C Preferred Stock—Voting Rights.”

The Series C Preferred Stock will rank on parity with our 5.750% Fixed-to-Floating Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference $1,000 per share, and our 6.500% Fixed-to-Floating Rate Cumulative Perpetual Preferred Stock, Series B, liquidation preference $1,000 per share (collectively, the “Existing Preferred Stock”), with respect to the payment of dividends and the distribution of assets upon our liquidation or winding up.

We do not intend to apply for listing of the shares of Series C Preferred Stock on any securities exchange or for inclusion of the shares in any automated quotation system. Currently there is no public market for the Series C Preferred Stock.

The shares of Series C Preferred Stock will not be deposits or savings accounts. These securities will not be insured by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality and are not obligations of, or guaranteed by, a bank.

Investing in the Series C Preferred Stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share of Series C Preferred Stock	Total
Public offering price(1)	$	$
Underwriting discounts	$	$
Proceeds, before expenses, to us	$	$

(1)	Does not include accrued dividends, if any, that may be declared. Dividends in respect of the first scheduled dividend payment date, if declared, will accrue from the date of original issuance.

The underwriters expect to deliver the Series C Preferred Stock to the purchasers in book-entry only form through the facilities of The Depository Trust Company, including its participants Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, on or about                , 2020.

Joint Book-Running Managers

Citigroup	J.P. Morgan	Mizuho Securities

Morgan Stanley	RBC Capital Markets	Wells Fargo Securities

The date of this prospectus supplement is                , 2020

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of Series C Preferred Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time.

We have not, and the underwriters have not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, or provide any assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you is accurate as of their respective dates. The information in documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the respective dates of those documents. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, the information in this prospectus supplement will control. To the extent the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information in the more recent document.

Before you decide to invest in the Series C Preferred Stock, you should carefully read this prospectus supplement, the accompanying prospectus, the registration statement described in the accompanying prospectus (including the exhibits thereto), any applicable free writing prospectuses and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described in this prospectus supplement under the caption “Incorporation of Certain Documents by Reference.”

We are not making offers to sell the Series C Preferred Stock or soliciting offers to purchase the Series C Preferred Stock in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus and may not contain all of the information that may be important to you. You should carefully read this together with the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the “Risk Factors” section, and our financial statements and the notes to those financial statements.

Overview

General Motors Financial Company, Inc. (sometimes referred to as “we,” “us,” “our” or “our company”) is the wholly owned captive finance subsidiary of General Motors Company (“GM”) and a global provider of automobile financing solutions. We offer automobile loans and leases and commercial dealer loans throughout many different regions, subject to local regulations and market conditions. We evaluate our business in two operating segments: North America (the “North America Segment”) and international (the “International Segment”). The North America Segment includes our operations in the United States and Canada. The International Segment includes our operations in all other countries.

Corporate Information

We were incorporated in Texas on May 18, 1988, and succeeded to the business, assets and liabilities of a predecessor corporation formed under the laws of Texas on August 1, 1986. Our predecessor began operations in March 1987, and the business has been operated continuously since that time. Our principal executive offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, and our telephone number is (817) 302-7000.

The Offering

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details about the Series C Preferred Stock and this offering contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the Series C Preferred Stock, see “Description of the Series C Preferred Stock.”

Issuer	General Motors Financial Company, Inc.

Securities Offered	shares of Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series C, $0.01 par value, with a liquidation preference of $1,000 per share.

We may from time to time elect to issue additional shares of the Series C Preferred Stock, and all such additional shares would be deemed to form a single series together with all outstanding shares of the Series C Preferred Stock.

Ranking	With respect to the payment of dividends and the distribution of assets upon our liquidation or winding up, shares of the Series C Preferred Stock will rank:

•	senior to our common stock and any class or series of our capital stock expressly stated to be junior to the Series C Preferred Stock;

•	equally with each series of Existing Preferred Stock and each other series of preferred stock we may issue that is not expressly stated to be senior or junior to the Series C Preferred Stock; and

•

junior to any class or series of our capital stock expressly stated to be senior to the Series C Preferred Stock (if the issuance is approved by the requisite vote or consent of the holders of the Series C Preferred Stock and all other series of parity stock that we may issue with like voting rights, including the Existing Preferred Stock, voting together as a single class) and to all of our existing and future debt obligations.

Dividends	Holders of Series C Preferred Stock will be entitled to receive cash dividend payments when, as and if declared by our board of directors (or a duly authorized committee of our board of directors).

Dividends on the Series C Preferred Stock will accrue and be payable at a rate per annum equal to (i)         % from the date of issuance to, but excluding, September 30, 2030 (the “First Reset Date”) and (ii) the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date, plus         %, for each Reset Period from, and including, the First Reset Date, in each case, payable semi-annually in arrears on March 30 and September 30 of each year, beginning on March 30, 2021 (each such date, a “dividend payment date”). Dividends on the Series C Preferred Stock will be cumulative whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. So long as any share of Series C Preferred Stock remains outstanding, unless full dividends on all outstanding shares of Series C Preferred Stock through the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), subject to certain exceptions:

•	no dividend shall be paid or declared or funds set aside for payment on junior stock;

•	no junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly; and

•

no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such parity stock during a dividend period.

See “Description of the Series C Preferred Stock—Priority of Dividends.”

If at any time we have failed to pay, on the applicable payment date, accrued dividends on any shares that rank senior in priority to the Series C Preferred Stock with respect to dividends, we may not pay any dividends on the Series C Preferred Stock or redeem or otherwise repurchase any shares of Series C Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank senior in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the Series C Preferred Stock.

Payment of dividends on the Series C Preferred Stock will be subject to certain legal and other restrictions as described elsewhere in this prospectus supplement. See “Description of the Series C Preferred Stock—Dividends.”

A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date or any earlier redemption date, except that the initial dividend period will commence on, and include, the original issue date of the Series C Preferred Stock and will end on, and exclude, the March 30, 2021 dividend payment date.

The applicable dividend rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Dividend Determination Date. Promptly upon such determination, the calculation agent will notify us of the dividend rate for the Reset Period. The calculation agent’s determination of any dividend rate and its calculation of the amount of dividends for any dividend period beginning on or after the First Reset Date will be on file at our principal offices, will be made available to any holder or beneficial owner of the Series C Preferred Stock upon request and will be final and binding in the absence of manifest error.

If any dividend payment date is not a business day, then such date will nevertheless be a dividend payment date, but dividends on the Series C Preferred Stock, when, as and if declared, will be paid on the next succeeding business day after such dividend payment date (without adjustment in the amount of the dividend per share of Series C Preferred Stock for such dividend period). The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

Maturity	The Series C Preferred Stock will not have any maturity date, and we will not be required to redeem or repurchase the Series C Preferred Stock. Accordingly, the Series C Preferred Stock will remain outstanding indefinitely, unless and until we redeem it at our option.

Optional Redemption	We may, at our option, redeem the shares of Series C Preferred Stock, in whole or in part, on any dividend payment date on or after the First Reset Date, at a price of $1,000 per share of Series C Preferred Stock, plus all dividends accumulated and unpaid to, but excluding, the redemption date, as described under “Description of the Series C Preferred Stock—Redemption.”

Liquidation Rights	Upon any voluntary or involuntary liquidation or winding up of our company, holders of shares of Series C Preferred Stock are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of senior and pari passu shareholders, if any, and before any distribution of assets is made to holders of our common stock or of any other class or series of our capital stock ranking junior as to such a distribution to the Series C Preferred Stock, a liquidating distribution in the amount of $1,000 per share, plus accumulated and unpaid dividends (whether or not declared), if any. After payment of the full amount of the liquidation distribution, holders of the Series C Preferred Stock shall not be entitled to any further participation in any distribution of our assets.

Distributions will be made only to the extent of our assets that are available after satisfaction of all liabilities to creditors and holders of stock ranked senior to the Series C Preferred Stock, if any (and will be made pro rata as to the Series C Preferred Stock and any other shares of our stock ranking equally as to such distribution). See “Description of the Series C Preferred Stock—Liquidation Rights.”

Voting Rights	Holders of the Series C Preferred Stock will have no voting or consent rights except with respect to certain changes in the terms of the Series C Preferred Stock and the issuance of capital stock ranking senior to the Series C Preferred Stock and as otherwise expressly required by Texas law. See “Description of the Series C Preferred Stock—Voting Rights.”

Preemptive and Conversion Rights	None.

Listing	We do not intend to apply for listing of the Series C Preferred Stock on any securities exchange or interdealer market quotation system.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ , after deducting the underwriters’ discounts and the estimated expenses of this offering. The net proceeds from this offering will be added to our general funds and will be available for general corporate purposes. See “Risk Factors” and “Use of Proceeds.”

Absence of a Public Market	The Series C Preferred Stock will be a new issue of securities for which there are no established markets. Accordingly, there can be no assurance that any markets for the Series C Preferred Stock will develop or as to the liquidity of any market that may develop. We have been advised by certain of the underwriters that they intend to make a market for the Series C Preferred Stock. However, they are not obligated to do so and any market-making with respect to the Series C Preferred Stock may be discontinued without notice. See “Underwriting.”

Risk Factors	Investing in the Series C Preferred Stock involves substantial risks. You should carefully consider the risk factors set forth or referred to under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as the other reports we file from time to time with the Securities and Exchange Commission (the “SEC”), that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

U.S. Federal Income Tax Considerations	For a discussion of the material U.S. federal income tax considerations relating to purchasing, owning and disposing of the Series C Preferred Stock, please see the section entitled “Material U.S. Federal Income Tax Considerations.”

Transfer Agent and Registrar	Computershare Trust Company, N.A.

Calculation Agent	The “calculation agent” means, at any time, the person or entity appointed by us and serving as such agent with respect to the Series C Preferred Stock at such time. We will appoint a calculation agent for the Series C Preferred Stock prior to the Reset Dividend Determination Date preceding the First Reset Date. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time.

RISK FACTORS

Any investment in the Series C Preferred Stock involves a high degree of risk. You should carefully consider all of the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to purchase the Series C Preferred Stock, including the risks under the heading “Risk Factors” in the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as the other reports we file from time to time with the SEC that are incorporated by reference herein. The risks and uncertainties described below, in the accompanying prospectus and in the incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. The risks discussed below, in the accompanying prospectus and in the incorporated documents also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to the Series C Preferred Stock

The Series C Preferred Stock is expected to initially be rated below investment grade.

The Series C Preferred Stock is expected to initially be rated below investment grade, and there can be no assurance that it will be rated investment grade in the future or otherwise be upgraded. Further, the Series C Preferred Stock may be subject to a higher risk of price volatility than similar, higher-rated securities. In addition, increases in leverage or deteriorating outlooks for an issuer, or volatile markets, could lead to continued significant deterioration in market prices of below-investment grade rated securities, such as the Series C Preferred Stock.

Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series C Preferred Stock. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any rating of the Series C Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the Series C Preferred Stock. The credit rating agencies evaluate the automobile finance industry as a whole and may change their credit rating for us and our securities based on their overall view of our industry. A future downgrade or withdrawal, or the announcement of a possible downgrade or withdrawal, in the ratings assigned to the Series C Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the Series C Preferred Stock to decline significantly.

The dividend rate will reset on the First Reset Date and each subsequent Reset Date and any dividends declared may be less than the initial fixed annual rate in effect until the First Reset Date.

The annual dividend rate on the Series C Preferred Stock for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date, plus     %. Therefore, the dividend rate for any five-year Reset Period commencing on or after the First Reset Date could be more or less than the fixed rate for the initial ten-year period. We have no control over the factors that may affect U.S. Treasury Rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury Rates.

Further, if we, in our sole discretion, determine that the Five-year U.S. Treasury Rate cannot be determined in the manner then applicable for such rate, we may, in our sole discretion, designate a Designee (as defined herein) to determine whether there is an industry-accepted successor rate to the Five-year U.S. Treasury Rate and, if applicable, to determine and make certain adjustments. See “Description of Series C Preferred Stock—Dividends.” If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to the then-applicable Five-year U.S. Treasury Rate, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date or, with respect to the first Reset Dividend Determination Date,     %.

Historical five-year U.S. Treasury Rates are not an indication of future five-year U.S. Treasury Rates.

As noted above, the annual dividend rate on the Series C Preferred Stock for each Reset Period will be set by reference to the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date. In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time before or after the First Reset Date, and you should not take the historical U.S. Treasury Rates as an indication of future rates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” throughout this prospectus supplement, including the documents incorporated herein by reference. Whenever you read a statement that is not simply a statement of historical fact (such as when we use words such as “believe,” “expect,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future” or “anticipate” and other comparable expressions), you must remember that our expectations may not be correct, even though we believe they are reasonable. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. We do not guarantee that any future transactions or events described in this prospectus supplement will happen as described or that they will happen at all. You should read this prospectus supplement completely and with the understanding that actual future results may be materially different from what we expect.

All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In this connection, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements. In evaluating these statements, you should specifically consider the risks referred to under the heading “Risk Factors” in this prospectus supplement, and in the reports we file from time to time with the SEC and incorporate by reference herein.

We assume no responsibility for updating forward-looking information contained herein or in other reports we file with the SEC, and do not update or revise any forward-looking information, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $        , after deducting underwriting discounts and the estimated expenses of this offering. The net proceeds from this offering will be added to our general funds and will be available for general corporate purposes.

DESCRIPTION OF THE SERIES C PREFERRED STOCK

This prospectus supplement summarizes specific terms and provisions of the Series C Preferred Stock. The following summary of the terms and provisions of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Amended and Restated Certificate of Formation (our “Certificate of Formation”), the Statement of Resolution relating to the Series C Preferred Stock (the “Statement of Resolution”) and the applicable provisions of the Texas Business Organizations Code. Therefore, you should read carefully the detailed provisions of our Certificate of Formation and the Statement of Resolution. Unless the context otherwise requires, the terms “we,” “us,” “our” and “our company” appearing in this “Description of the Series C Preferred Stock” refer to General Motors Financial Company, Inc., the issuer of the Series C Preferred Stock, and not to its subsidiaries.

General

Our authorized capital stock consists of 10,000,000 shares of common stock, par value $0.0001 per share, and 250,000,000 shares of preferred stock, par value $0.01 per share. Our Certificate of Formation authorizes the issuance of our preferred stock in one or more series and authorizes our board of directors (or a duly authorized committee of our board of directors) to fix the number of shares and determine the rights, preferences, privileges and restrictions of such shares of preferred stock. Unless our board of directors (or a duly authorized committee of our board of directors) determines otherwise, we will issue all shares of capital stock in uncertificated form. As of the date of this prospectus supplement, there were 5,050,000 shares of common stock outstanding, which were held of record by one shareholder, 1,000,000 shares outstanding of our 5.750% Fixed-to-Floating Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference $1,000 per share, and 500,000 shares outstanding of our 6.500% Fixed-to-Floating Rate Cumulative Perpetual Preferred Stock, Series B, liquidation preference $1,000 per share. All outstanding shares of common stock and all outstanding shares of Existing Preferred Stock are fully paid and non-assessable.

The Series C Preferred Stock will be a single series of authorized preferred stock consisting of                  shares, all of which are being initially offered hereby. We reserve the right to re-open this series of Series C Preferred Stock and issue additional shares of Series C Preferred Stock either through public or private sales at any time and from time to time without notice to, or the consent of, holders of the Series C Preferred Stock; provided that any such additional shares of Series C Preferred Stock are not treated as “disqualified preferred stock” within the meaning of Section 1059(f) of the Internal Revenue Code of 1986, as amended (the “Code”), and such additional shares of Series C Preferred Stock are otherwise treated as fungible with the Series C Preferred Stock offered hereby for U.S. federal income tax purposes. Any additional shares would be deemed to form a single series together with all outstanding shares of the Series C Preferred Stock.

We will generally be able to pay dividends and distributions upon our liquidation or winding up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness, other non-equity and other senior claims). The Series C Preferred Stock will be fully paid and non-assessable when issued, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds.

Holders of Series C Preferred Stock will not have preemptive or subscription rights to acquire shares of any other class or series of our capital stock or any other securities convertible into or exercisable or exchangeable for, or carrying rights or options to purchase, any such securities. The Series C Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of our capital stock or other securities of our company or any of our subsidiaries. The Series C Preferred Stock will have no stated maturity and will not be subject to any sinking fund or other obligation to redeem or repurchase the Series C Preferred Stock.

Ranking

With respect to the payment of dividends and the distribution of assets upon our liquidation or winding up, shares of the Series C Preferred Stock will rank:

•	senior to our common stock and any class or series of our capital stock expressly stated to be junior to the Series C Preferred Stock;

•

equally with each series of Existing Preferred Stock and each other series of preferred stock we have issued or may issue that is not expressly stated to be senior or junior to the Series C Preferred Stock; and

•

junior to any class or series of our capital stock expressly stated to be senior to the Series C Preferred Stock (if the issuance is approved by the requisite vote or consent of the holders of the Series C Preferred Stock and all other series of parity stock that we have issued or may issue with like voting rights, including the Existing Preferred Stock, voting together as a single class) and to all of our existing and future debt obligations.

Dividends

Dividends on the Series C Preferred Stock will be cumulative from                 , 2020. Holders of Series C Preferred Stock will be entitled to receive cash dividends when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), out of funds legally available for the payment of dividends under Texas law. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend (or declares less than full dividends) payable in respect of any dividend period, such dividend (or any portion of such dividend not declared) shall accumulate and an amount equal to such accumulated dividend (or such undeclared portion thereof) shall become payable out of funds legally available therefor upon our liquidation or winding up (or earlier redemption of such shares of Series C Preferred Stock), to the extent not paid prior to such liquidation or winding up or earlier redemption, as the case may be. Dividends on the Series C Preferred Stock will be payable from the original issue date (in the case of the initial dividend period only, as described below) or the immediately preceding dividend payment date. Dividends on the Series C Preferred Stock will accrue on the liquidation preference amount of $1,000 per share and be payable at a rate per annum equal to (i)     % from the date of issuance to, but excluding, September 30, 2030 (the “First Reset Date”) and (ii) the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date, plus     %, for each Reset Period from, and including, the First Reset Date, in each case, payable semi-annually in arrears on March 30 and September 30 of each year, beginning on March 30, 2021 (each such date, a “dividend payment date”). Dividends on the Series C Preferred Stock will be cumulative whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. In the event that we issue additional shares of Series C Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued.

Dividends will be payable on each dividend payment date to holders of record of Series C Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our board of directors (or a duly authorized committee of our board of directors) that is not more than 60 calendar days nor less than 10 calendar days prior to such dividend payment date (each, a “dividend record date”).

A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date or any earlier redemption date, except that the initial dividend period will commence on, and include, the original issue date of the Series C Preferred Stock and will end on, and exclude, the March 30, 2021 dividend payment date.

“Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the five most recent daily yields to maturity (or, if fewer than five business days appear, such number of business days appearing) for U.S. Treasury securities with a maturity of five years from the next Reset Date (as defined below) and trading in the public securities markets, as published in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the five most recent daily yields to maturity (or, if fewer than five business days appear, such number of business days appearing) for each of the two series of U.S. Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recent H.15. If we, in our sole discretion, determine that the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then we may, in our sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the Series C Preferred Shares or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the Five-year U.S. Treasury Rate. If the Designee determines that there is such an industry-accepted successor rate, then the Five-year U.S. Treasury Rate shall be such successor rate and, in that case, the Designee may adjust the spread and may determine and adjust the business day convention, the definition of business day and the Reset Dividend Determination Date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable Five-year U.S. Treasury Rate, in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate. If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to the Five-year U.S. Treasury Rate, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date or, if this sentence is applicable with respect to the first Reset Dividend Determination Date,     %.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day prior to the applicable Reset Date.

“Reset Date” means the First Reset Date and September 30th of every fifth year after 2030.

“Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the first day of such Reset Period.

“Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and, thereafter, each period from, and including, a Reset Date to, but excluding, the next following Reset Date.

Dividends payable on the Series C Preferred Stock for any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends for the initial dividend period will be calculated from the original issue date.

We will give notice of the relevant Five-year U.S. Treasury Rate as soon as reasonably practicable following each Reset Dividend Determination Date to the transfer agent and registrar for the Series C Preferred Stock and the holders of the Series C Preferred Stock.

The applicable dividend rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Dividend Determination Date. Promptly upon such determination, the calculation agent will notify us of the dividend rate for the Reset Period. The calculation agent’s determination of any dividend rate and its calculation of the amount of dividends for any dividend period beginning on or after the First Reset Date will be on file at our principal offices, will be made available to any holder or beneficial owner of the Series C Preferred Stock upon request and will be final and binding in the absence of manifest error.

If any dividend payment date is not a business day, then such date will nevertheless be a dividend payment date, but dividends on the Series C Preferred Stock, when, as and if declared, will be paid on the next succeeding business day after such dividend payment date (without adjustment in the amount of the dividend per share of Series C Preferred Stock for such dividend period).

The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

The “calculation agent” means, at any time, the person or entity appointed by us and serving as such agent with respect to the Series C Preferred Stock at such time. We will appoint a calculation agent for the Series C Preferred Stock prior to the Reset Dividend Determination Date preceding the First Reset Date. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time.

Priority of Dividends

The Series C Preferred Stock will rank junior as to payment of dividends to any series of our preferred stock that we have issued or may issue in the future that is expressly stated to be senior as to payment of dividends and the distribution of assets upon liquidation or winding up of our company. If at any time we have failed to pay, on the applicable payment date, accrued dividends on any shares that rank senior in priority to the Series C Preferred Stock with respect to dividends, we may not pay any dividends on the Series C Preferred Stock or redeem or otherwise repurchase any shares of Series C Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank senior in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the Series C Preferred Stock.

As used in this prospectus supplement, “junior stock” means any class or series of our capital stock that ranks junior to the Series C Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation or winding up of our company. Junior stock includes our common stock. As used in this prospectus supplement, “parity stock” means any other class or series of our capital stock that ranks equally with the Series C Preferred Stock in the payment of dividends, whether cumulative or non-cumulative, and the distribution of assets upon liquidation or winding up of our company, including the Existing Preferred Stock.

So long as any share of Series C Preferred Stock remains outstanding, unless full dividends on all outstanding shares of Series C Preferred Stock through the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•	no dividend shall be paid or declared or funds set aside for payment on junior stock;

•	no junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly; and

•

no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such parity stock during a dividend period.

The foregoing limitation with respect to junior stock does not apply to:

•

repurchases, redemptions or other acquisitions of shares of our junior stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment plan or shareholder stock purchase plan;

•

purchases or repurchases of shares of our junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of our junior stock for any class or series of our junior stock;

•	the purchase of fractional interests in shares of our junior stock under the conversion or exchange provisions of the junior stock or the security being converted or exchanged;

•

any declaration of a dividend payable solely in junior stock in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan (so long as such right to stock or other property only consists of junior stock or the right to purchase junior stock), or the redemption or repurchase of rights pursuant to the plan; or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

The foregoing limitation with respect to parity stock does not apply to:

•

purchases or repurchases of shares of our parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of our parity stock for any other class or series of our parity stock;

•	the purchase of fractional interests in shares of our parity stock under the conversion or exchange provisions of the parity stock or the security being converted or exchanged; or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, the foregoing limitation shall not restrict the ability of us or any of our affiliates (i) to engage in any market-making transactions in our junior stock or parity stock in the ordinary course of business or (ii) to acquire record ownership in junior stock or parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians.

For the avoidance of doubt, the foregoing limitation shall not restrict us from taking any of the actions set forth above after the original issue date of the Series C Preferred Stock and prior to the first dividend payment date on the Series C Preferred Stock.

When dividends are not declared and paid (or declared and duly provided for) on any dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) in full on the Series C Preferred Stock and any shares of parity stock:

•

all dividends declared upon the Series C Preferred Stock and all such parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accumulated but unpaid dividends per share on the Series C Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) bear to each other; and

•

any portion of such dividends not declared and paid (or declared and duly provided for) that are payable upon the Series C Preferred Stock in respect of such dividend period on such dividend payment date shall accumulate, and an amount equal to such undeclared portion of such dividends shall become payable out of funds legally available therefor upon our liquidation or winding up (or earlier redemption of such shares of Series C Preferred Stock), to the extent not paid prior to such liquidation or winding up or earlier redemption, as the case may be.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) may be determined by our board of directors (or a duly authorized committee of our board of directors) and may be declared and paid on our common stock and any stock ranking, as to dividends, equally with or junior to the Series C Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series C Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

The Series C Preferred Stock will be perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions.

We may, at our option, redeem the Series C Preferred Stock in whole or in part, on any dividend payment date on or after the First Reset Date, at a price of $1,000 per share of Series C Preferred Stock, plus all dividends accumulated and unpaid to, but excluding, the redemption date, and upon not less than 15 calendar days’ nor more than 60 calendar days’ notice. Investors should not expect us to redeem the Series C Preferred Stock on or after the date it becomes redeemable at our option. Holders of Series C Preferred Stock will have no right to require the redemption or repurchase of the Series C Preferred Stock.

If shares of the Series C Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series C Preferred Stock to be redeemed, mailed not less than 15 calendar days nor more than 60 calendar days prior to the date fixed for redemption thereof (provided that, if the shares of Series C Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”), we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•	the number of shares of the Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

•	the redemption price;

•	the place or places where holders may surrender certificates evidencing shares of Series C Preferred Stock for payment of the redemption price; and

•	that dividends on the shares of Series C Preferred Stock to be redeemed will cease to accrue on such redemption date.

If notice of redemption of any shares of Series C Preferred Stock has been given and if, on or prior to the redemption date specified in such notice, the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series C Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series C Preferred Stock, such shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

In the case of any redemption of only part of the shares of the Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata (provided that, if the shares of Series C Preferred Stock are held in book-entry form through DTC, the shares of Series C Preferred Stock to be redeemed shall be selected in accordance with DTC procedures).

Liquidation Rights

Upon any voluntary or involuntary liquidation or winding up of our company, holders of shares of the Series C Preferred Stock will be entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to or pari passu with the Series C Preferred Stock in respect of distributions upon liquidation or winding up of our company, if any, and before any distribution of assets is made to holders of our common stock or of any of our junior stock, a liquidating distribution in the amount of $1,000 per share, plus accumulated and unpaid dividends (whether or not declared), if any. Holders of the Series C Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series C Preferred Stock and all holders of any other shares of our stock ranking equally as to such distribution with the Series C Preferred Stock, the amounts paid to the holders of Series C Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any unpaid, accrued, cumulative dividends, whether or not declared (and, in the case of any holder of stock other than the Series C Preferred Stock and on which dividends are non-cumulative, an amount equal to any declared but unpaid dividends, as applicable). If the liquidation preference has been paid in full to all holders of Series C Preferred Stock and any other shares of our stock ranking equally as to the liquidation preference, the holders of our stock ranking junior as to the liquidation preference shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of this section, the merger of our company with or into any other entity, including a merger in which the holders of Series C Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of our assets, for cash, securities or other property shall not constitute a liquidation or winding up of our company.

Voting Rights

The holders of the Series C Preferred Stock will have no voting rights, except as provided below or as otherwise required by Texas law.

So long as any shares of Series C Preferred Stock remain outstanding, the approval of at least two-thirds of the votes entitled to be cast by the holders of the Series C Preferred Stock and all other series of parity stock that we have issued or may issue with like voting rights, including the Existing Preferred Stock, voting together as a single class, outstanding at the time, given in person or by proxy, either in writing or at a meeting, is required in order to:

(i)

issue any class or series of capital stock ranking senior to the Series C Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation or winding up, or to reclassify any of our authorized capital stock into such shares, or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

(ii)

amend, alter, repeal or replace our Certificate of Formation, including by way of a merger or otherwise in which we may not be the surviving corporation or other entity, so as to materially and adversely affect and deprive holders of the Series C Preferred Stock of the rights, preferences, privileges or voting power of the Series C Preferred Stock (each, an “Event”).

For the purposes of the voting rights set forth above, neither of the following shall be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of the Series C Preferred Stock:

•

the occurrence of any Event set forth in clause (ii) of the preceding paragraph whereby any shares of the Series C Preferred Stock remain outstanding with the terms thereof materially unchanged, or shares of preferred stock into which the Series C Preferred Stock are converted or exchanged in connection with such Event contain terms materially unchanged as compared to the terms of the Series C Preferred Stock, taking into account that, upon the occurrence of an Event, we may not be the surviving entity; and

•

any increase in the amount of the authorized preferred stock, or the authorization, creation or issuance of any additional Series C Preferred Stock, Series A Preferred Stock or any other series of preferred stock that we have issued or may issue that ranks on parity with or junior to the Series C Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation or winding up.

If an Event set forth in clause (ii) of the second preceding paragraph materially and adversely affects the rights, preferences, privileges or voting power of the Series C Preferred Stock but not all of the series of parity stock that we have issued or may issue from time to time upon which like voting rights have been conferred and are exercisable, the vote or consent that is required will be the vote or consent of the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock and all such other similarly affected series, outstanding at the time, including any outstanding Existing Preferred Stock, if similarly affected (voting together as a single class).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series C Preferred Stock to effect such redemption.

Except as expressly stated in our Certificate of Formation or the Statement of Resolution, or as may be required by Texas law, the Series C Preferred Stock will not have any relative, participating, optional or other special voting rights or powers, and the vote or consent of the holders thereof shall not be required for the taking of any corporate action.

Without the vote or consent of the holders of the Series C Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series C Preferred Stock by amending, altering, supplementing or repealing our Certificate of Formation, the Statement of Resolution or any certificate representing the Series C Preferred Stock for the following purposes:

•	to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

•

to make any provision with respect to matters or questions relating to the Series C Preferred Stock that is not inconsistent with the provisions of the Statement of Resolution for the Series C Preferred Stock and that does not adversely affect the rights of any holder of the Series C Preferred Stock; or

•	to make any other change that does not adversely affect the rights of any holder of the Series C Preferred Stock (other than any holder that consents to such change).

In addition, without the vote or consent of the holders of the Series C Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series C Preferred Stock to conform the terms of the Series C Preferred Stock to the description thereof in the accompanying prospectus as supplemented and/or amended by this “Description of the Series C Preferred Stock” section of the prospectus supplement for the Series C Preferred Stock, as further supplemented and/or amended by the related pricing term sheet.

Transfer Agent, Registrar and Calculation Agent

Computershare Trust Company, N.A. will be the transfer agent, registrar, dividend disbursing agent and redemption agent for the Series C Preferred Stock, in each case until such time as we appoint a successor. We will appoint a calculation agent for the Series C Preferred Stock prior to the Reset Dividend Determination Date preceding the First Reset Date.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of our Series C Preferred Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our Series C Preferred Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Series C Preferred Stock.

This discussion is limited to holders that hold our Series C Preferred Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our Series C Preferred Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Series C Preferred Stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Series C Preferred Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Series C Preferred Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Series C Preferred Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SERIES C PREFERRED STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Taxation of U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to a “U.S. Holder” of the Series C Preferred Stock. As used herein, “U.S. Holder” means a beneficial owner of the Series C Preferred Stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

If we make cash or other property distributions on our Series C Preferred Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. We may not have sufficient current or accumulated earnings and profits during future years for distributions paid on the Series C Preferred Stock to be treated as dividends. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its Series C Preferred Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “ —Sale or Other Taxable Disposition.”

Provided certain holding period and other requirements are satisfied, dividends paid to non-corporate U.S. Holders will be treated as “qualified dividends” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. In addition, subject to applicable limitations and restrictions, dividends paid to corporate U.S. Holders will be eligible for the dividends-received deduction. U.S. Holders should consult their own tax advisers regarding the application of reduced tax rates for qualified dividends and U.S. Holders that are corporations should consult their own tax advisers regarding the dividends-received deduction in their particular circumstances.

We intend to take the position, and the remainder of this discussion assumes, that under current law any accumulated and unpaid dividends on the Series C Preferred Stock do not result in a deemed distribution to holders of the Series C Preferred Stock. If the IRS issues contrary law or guidance, accumulated and unpaid dividends may be treated as distributions made to holders of Series C Preferred Stock in advance of when such dividends are actually paid in cash to such holders and, therefore, treated in the manner discussed above.

Sale or Other Taxable Disposition

If a U.S. Holder sells or disposes of shares of Series C Preferred Stock (other than pursuant to a redemption described below), it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized and the holder’s adjusted basis in such shares for tax purposes. This gain or loss generally will be long-term capital gain or loss if the holder has held the Series C Preferred Stock for more than one year. The deductibility of capital losses is subject to limitations.

Redemptions

A redemption of Series C Preferred Stock will generally be a taxable event for such U.S. Holder. A U.S. Holder will be treated as if such holder sold the redeemed shares of Series C Preferred Stock if the redemption:

•	results in a complete termination of such U.S. Holder’s equity interest in us;

•	is substantially disproportionate with respect to such U.S. Holder; or

•	is not essentially equivalent to a dividend with respect to such U.S. Holder.

In determining whether any of these tests has been met, shares of stock considered to be owned by a U.S. Holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares of any class of our stock actually owned, must be taken into account.

If a U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on the constructive ownership rules described above), and does not exercise any control or management over our affairs, it is likely that the redemption of Series C Preferred Stock would be considered “not essentially equivalent to a dividend” with respect to such U.S. Holder. A U.S. Holder should consult with its own tax advisor regarding whether a redemption of its Series C Preferred Stock will be treated as a distribution that is taxable as a dividend.

If we redeem a U.S. Holder’s Series C Preferred Stock in a redemption that meets one of the tests described above, such U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such shares redeemed. This gain or loss generally will be long-term capital gain or loss if the U.S. Holder has held the Series C Preferred Stock for more than one year. The deductibility of capital losses is subject to limitations.

If a redemption does not meet any of the tests described above, a U.S. Holder will generally be taxed on the amount realized as a dividend to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any amount in excess of our current and/or accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its Series C Preferred Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.” If a redemption of the Series C Preferred Stock is treated as a distribution that is taxable as a dividend, a U.S. Holder’s adjusted basis in the redeemed shares of Series C Preferred Stock will be transferred to other shares of our stock that such U.S. Holder owns. If such U.S. Holder does not own any other shares of our stock, that basis may be transferred, under certain circumstances, to shares of our stock owned by a related person, or could be lost entirely. A U.S. Holder should consult with its own tax advisor regarding the transfer of basis in the redeemed Series C Preferred Stock.

Information Reporting and Backup Withholding

We or an applicable withholding agent will report to our U.S. Holders and the IRS the amount of distributions paid during each calendar year and the amount of any tax withheld, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding with respect to dividends paid unless the U.S. Holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding generally will be creditable against the U.S. Holder’s federal income tax liability, provided the required information is furnished to the IRS.

Taxation of Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of the Series C Preferred Stock that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Distributions

Subject to the discussion below on effectively connected income, distributions that are treated as dividends (including any redemption treated as a distribution for U.S. federal income tax purposes, see “—Taxation of U.S. Holders—Distributions” and “—Taxation of U.S. Holders—Redemptions”, above) generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower income tax treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Series C Preferred Stock (including a redemption not treated as a distribution for U.S. federal income tax purposes as discussed above under “—Taxation of U.S. Holders—Redemptions”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Series C Preferred Stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

We are not, and do not anticipate becoming, a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Series C Preferred Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Series C Preferred Stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds from the sale or other taxable disposition of our Series C Preferred Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds from a disposition of our Series C Preferred Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Series C Preferred Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Series C Preferred Stock. While withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Series C Preferred Stock.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition of the Series C Preferred Stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code, or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets,” of such plans, accounts and arrangements pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA or any Similar Law (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”), and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan or has authority or responsibility to do so, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Series C Preferred Stock of a portion of the assets of any Plan, a Plan fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Each ERISA Plan, including IRAs and other arrangements that are subject to Section 4975 of the Code, should consider the fact that none of the issuer, any initial purchaser nor any of their respective affiliates (collectively, the “Transaction Parties”) is acting, or will act, as a fiduciary to any ERISA Plan with respect to the decision to purchase or hold Series C Preferred Stock. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to the decision to purchase or hold Series C Preferred Stock. All communications, correspondence and materials from the Transaction Parties with respect to Series C Preferred Stock are intended to be general in nature and are not directed at any specific purchaser of Series C Preferred Stock, and do not constitute advice regarding the advisability of investment in Series C Preferred Stock for any specific purchaser. The decision to purchase and hold Series C Preferred Stock must be made solely by each prospective ERISA Plan purchaser on an arm’s-length basis.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. Those sections further prohibit a fiduciary from engaging in transactions in which a conflict of interest is deemed present. A party in interest or disqualified person (including a fiduciary) who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Series C Preferred Stock by an ERISA Plan with respect to which the issuer or the initial purchasers or their affiliates may be considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the acquisition and holding of the Series C Preferred Stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition to the foregoing, the Pension Protection Act of 2006 provides a statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) for transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan has paid no more and received no less than adequate consideration in connection with the transaction. These exemptions do not, however, provide relief from the self-dealing prohibited transactions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts involving the Series C Preferred Stock that might be construed as prohibited transactions.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), and non-U.S. Plans (as defined in Section 4(b)(4) of ERISA) are not subject the requirements of ERISA or to Section 4975 of the Code. However, investment by such plans may be subject to the provisions of Similar Laws.

Because of the foregoing, the Series C Preferred Stock should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase or holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or violation of any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing and holding the Series C Preferred Stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Series C Preferred Stock. Purchasers of the Series C Preferred Stock have the exclusive responsibility for ensuring that their purchase and holding of the Series C Preferred Stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. We make no representation as to whether an investment in the Series C Preferred Stock is appropriate for any Plan in general or whether such investment is appropriate for any particular Plan or arrangement.

Representation

Accordingly, by acceptance of and/or holding Series C Preferred Stock or any interest in Series C Preferred Stock, each purchaser and subsequent transferee of Series C Preferred Stock will be deemed to have represented and warranted that (a) either (i) such purchaser or subsequent transferee is not acquiring or holding the Series C Preferred Stock for or on behalf of, and no portion of the assets used by such purchaser or transferee to acquire or hold the Series C Preferred Stock or any interest therein constitutes assets of, any Plan or (ii) the acquisition, holding and subsequent disposition of the Series C Preferred Stock by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the

Code or violation under any applicable Similar Laws and (b) none of the Transaction Parties is acting, or will act, as a fiduciary to any Plan with respect to the decision to purchase or hold Series C Preferred Stock or is undertaking to provide impartial investment advice or give advice in a fiduciary capacity with respect to the decision to purchase or hold Series C Preferred Stock.

UNDERWRITING

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as the representatives of the several underwriters, have entered into an underwriting agreement dated the date of this prospectus supplement with respect to the Series C Preferred Stock being offered. Subject to the terms and conditions of the underwriting agreement, we have agreed to issue and sell, and the underwriters through their representatives have severally, but not jointly, agreed to purchase from us, the respective number of shares of Series C Preferred Stock set forth opposite the name of each underwriter below.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC

Total

Subject to the terms and conditions specified in the underwriting agreement, the underwriters are obligated to purchase all of the Series C Preferred Stock offered if any Series C Preferred Stock is purchased. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering of the Series C Preferred Stock may be terminated.

We have agreed to indemnify the several underwriters, their respective controlling persons and any affiliate of any such underwriter that is acting as a selling agent of such underwriter in connection with the distribution of the Series C Preferred Stock against certain liabilities, including liabilities under the Securities Act of 1933, as amended. If we are unable to provide this indemnification, we will contribute to the payments the underwriters (and their respective affiliates and controlling persons) may be required to make in respect of those liabilities.

The underwriters are offering the Series C Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Series C Preferred Stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts

The Series C Preferred Stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Series C Preferred Stock sold by the underwriters to securities dealers may be sold at a discount of up to $         per share from the initial public offering price. Any such securities dealers may resell Series C Preferred Stock to certain other brokers or dealers at a discount of up to $         per share from the public offering price. If all the Series C Preferred Stock is not sold at the initial public offering price, the representatives may change the offering price and the other selling terms.

The following table shows the per-share and total underwriting discounts to be paid to the underwriters by us. These underwriting discounts are the difference between the public offering price and the amount the underwriters pay to us to purchase the Series C Preferred Stock.

Per share	$
Total	$

The aggregate proceeds to us are set forth on the cover page of this prospectus supplement before deducting our expenses. We estimate that we will pay approximately $         for expenses, excluding underwriting discounts.

New Issue of Securities

The Series C Preferred Stock will be a new issue of securities with no established trading market. We do not intend to apply for listing of the shares of Series C Preferred Stock on any securities exchange or for the inclusion of the shares in any automated quotation system. We have been advised by certain of the underwriters that they presently intend to make a market in the Series C Preferred Stock, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Series C Preferred Stock and may discontinue any market-making activities at any time at their sole discretion. Even if a secondary market for the Series C Preferred Stock develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial. Accordingly, we cannot make any assurance as to the liquidity of, or trading markets for, the Series C Preferred Stock. If the Series C Preferred Stock is traded, it may trade at a discount from its initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, until the issuance of the Series C Preferred Stock, without first obtaining the prior written consent of the representatives of the underwriters, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, any shares of Series C Preferred Stock or equity securities similar to or ranking on par with or senior to the Series C Preferred Stock or any securities convertible into or exercisable or exchangeable for Series C Preferred Stock or similar, parity or senior equity securities or any debt securities issued or guaranteed by us, except for the Series C Preferred Stock sold to the underwriters pursuant to the underwriting agreement, subject to certain exceptions.

Short Positions and Stabilizing Transactions

In connection with the offering, the underwriters may purchase and sell shares of our Series C Preferred Stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by the underwriters of a greater number of shares of Series C Preferred Stock than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Series C Preferred Stock in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series C Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering.

Stabilizing transactions consist of various bids for or purchases of the Series C Preferred Stock made by the underwriters in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares of Series C Preferred Stock sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Series C Preferred Stock, and, together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Series C Preferred Stock. As a result, the price of the Series C Preferred Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise. If these activities are commenced, they may be discontinued by the underwriters at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series C Preferred Stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice once they are commenced.

Electronic Prospectus Supplement

A prospectus supplement in electronic format is being made available on Internet websites maintained by one or more of the underwriters of this offering. Other than this prospectus supplement in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the registration statement of which the related prospectus forms a part.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series C Preferred Stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading price of the Series C Preferred Stock offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the underwriters and their affiliates act as lenders and/or as agents under our credit facilities. Certain of the underwriters and certain of their affiliates may also have lending relationships with our ultimate parent, GM.

Selling Restrictions

The underwriters intend to offer the Series C Preferred Stock for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Series C Preferred Stock for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

Notice to Prospective Investors in Canada

The Series C Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Series C Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Series C Preferred Stock in any Member State of the European Economic Area or the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Series C Preferred Stock. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

The Series C Preferred Stock is not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area or the United Kingdom. For these purposes,

(a) a retail investor means a person who is one (or more) of:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)	a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Series C Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe for the Series C Preferred Stock.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Series C Preferred Stock or otherwise making it available to retail investors in the European Economic Area or the United Kingdom has been prepared and therefore offering or selling the Series C Preferred Stock or otherwise making it available to any retail investor in the European Economic Area or the United Kingdom may be unlawful under the PRIIPs Regulation. For purposes of this provision, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended, and includes any relevant implementing measure in any Member State of the European Economic Area.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the Series C Preferred Stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series C Preferred Stock in, from or otherwise involving the United Kingdom.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Series C Preferred Stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Series C Preferred Stock offered hereby is only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Series C Preferred Stock. The Series C Preferred Stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the Series C Preferred Stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Series C Preferred Stock constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Series C Preferred Stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

The Series C Preferred Stock has not been and will not be offered or sold in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the Series C Preferred Stock has been or will be issued or in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Series C Preferred Stock which is or is intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The Series C Preferred Stock has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). The Series C Preferred Stock may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series C Preferred Stock may not be circulated or distributed, nor may the Series C Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.

Where the Series C Preferred Stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Series C Preferred Stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Series C Preferred Stock is a “prescribed capital markets product” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and an Excluded Investment Product (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Settlement

We expect that delivery of the Series C Preferred Stock will be made against payment thereof on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the                business day following the pricing of the Series C Preferred Stock (such settlement cycle being herein referred to as “T +    ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series C Preferred Stock prior to the date that is two business days preceding the settlement date will be required, by virtue of the fact that the Series C Preferred Stock initially will settle T +    , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series C Preferred Stock who wish to trade the Series C Preferred Stock during such period should consult their own advisors.

LEGAL MATTERS

The validity of the Series C Preferred Stock offered hereby will be passed upon on our behalf by Latham & Watkins LLP, Washington, District of Columbia. The underwriters will be represented by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements of General Motors Financial Company, Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, appearing in General Motors Financial Company, Inc.’s Annual Report on Form 10-K, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of General Motors Financial Company, Inc. and subsidiaries as of December 31, 2017, and for the year ended December 31, 2017, incorporated in this prospectus supplement and the accompanying prospectus by reference from General Motors Financial Company, Inc.’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read any document that we file at the Internet site maintained by the SEC at www.sec.gov, which contains reports and other information regarding registrants that file electronically, including us. Except for the documents listed below, we are not incorporating the contents of the SEC website into this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC that is incorporated by reference will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the date of completion of this offering (provided, however, that this prospectus supplement does not incorporate by reference any documents, reports or filings, or portions of any documents, reports or filings, that are deemed to be furnished and not filed under applicable SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 5, 2020;

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 6, 2020, and for the fiscal quarter ended June 30, 2020, filed with the SEC on July 29, 2020; and

•	our Current Reports on Form 8-K filed with the SEC on January 9, 2020, April 17, 2020, April 27, 2020, May 15, 2020, June 22, 2020 and August 20, 2020.

You may request a copy of the documents incorporated by reference into this prospectus supplement, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning us at the following address and phone number:

General Motors Financial Company, Inc.

801 Cherry Street

Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Telephone: (817) 302-7000

You may also find additional information about us, including the documents mentioned above, on our website at www.gmfinancial.com. Our website and the information included in, or linked to on, our website are not part of this prospectus supplement. We have included our website address in this prospectus supplement solely as a textual reference.

PROSPECTUS

GENERAL MOTORS FINANCIAL COMPANY, INC.

Preferred Stock

Debt Securities

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and “our Company” in this prospectus, we mean General Motors Financial Company, Inc., excluding its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

In this prospectus, unless the context indicates otherwise, “securities” means, collectively, any preferred stock or debt securities offered hereby.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” throughout this prospectus, including the documents incorporated herein by reference. Whenever you read a statement that is not simply a statement of historical fact (such as when we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future” and/or other comparable expressions), you must remember that our expectations may not be correct, even though we believe they are reasonable. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. We do not guarantee that any future transactions or events described in this prospectus will happen as described or that they will happen at all. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect.

All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In connection with this, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements. You should read carefully the section of this prospectus under the heading “Risk Factors.”

We assume no responsibility for updating forward-looking information contained herein or in other reports we file with the SEC, and do not update or revise any forward-looking information, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.gmfinancial.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference herein modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 6, 2019.

•

Our Quarterly Reports on Form 10-Q for the quarter ended March  31, 2019, filed with the SEC on April 30, 2019, for the quarter ended June 30, 2019, filed with the SEC on August 1, 2019, and for the quarter ended September 30, 2019, filed with the SEC on October 29, 2019.

•	Our Current Reports on Form 8-K filed with the SEC on January 17, 2019, April 8, 2019 and April 16, 2019.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

General Motors Financial Company, Inc.

801 Cherry Street

Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Telephone: (817) 302-7000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

General Motors Financial Company, Inc. is the wholly owned captive finance subsidiary of General Motors Company (“GM”) and a global provider of automobile financing solutions. We offer automobile loans and leases and commercial dealer loans throughout many different regions, subject to local regulations and market conditions. We evaluate our business in two operating segments: North America (the “North America Segment”) and international (the “International Segment”). The North America Segment includes our operations in the United States and Canada. The International Segment includes our operations in all other countries.

We were incorporated in Texas on May 18, 1988, and succeeded to the business, assets and liabilities of a predecessor corporation formed under the laws of Texas on August 1, 1986. Our predecessor began operations in March 1987, and the business has been operated continuously since that time. Our principal executive offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, and our telephone number is (817) 302-7000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Securities

We cannot assure you that active trading markets will develop for any securities.

Unless otherwise indicated in the applicable prospectus supplement, each series of securities will be a new issue of securities with no established trading market, and we do not intend to apply for a listing of any securities on any national securities exchange or any automated dealer quotation system. There may be little or no secondary market for any securities and, for certain debt securities offered hereby referred to as “term notes,” the secondary market for such securities may have lower liquidity than other types of debt securities offered hereby. Even if a secondary market for a series of securities develops, it may not provide significant liquidity, and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. Any applicable underwriters will not be obligated to make a market in any securities after the applicable offering is completed, and may discontinue market-making with respect to the applicable series of securities without notice. In addition, the liquidity of the trading market in the securities, and the market prices quoted for the applicable securities, may be adversely affected by changes in the overall market for the applicable type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, there can be no assurance that an active trading market will develop or continue for any series of securities.

Our ability to service our debt is dependent upon our subsidiaries.

We are a holding company with no direct operations and are wholly dependent on the cash flow of our subsidiaries and dividends and distributions to us from our subsidiaries in order to service our current indebtedness, including payment of principal, premium, if any, and interest on any of our indebtedness, and any of our future obligations, and to declare and pay dividends. Our subsidiaries and special purpose finance vehicles are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to any of our indebtedness or other obligations or to make any funds available therefor. The ability of our subsidiaries to pay any dividends and distributions will be subject to, among other things, the terms of any debt instruments of those subsidiaries then in effect and applicable law. There can be no assurance that our subsidiaries will generate cash flow sufficient to pay dividends or distributions to us to enable us to pay principal, premium, if any, or interest on our existing indebtedness or other obligations or on any securities when due.

Any adverse rating of securities may cause their trading prices to fall.

We may seek ratings on securities. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including any series of securities. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any rating of any series of securities may not reflect all risks related to us and our business, or the structure or market value of such series of securities. The rating agencies evaluate the automobile finance industry as a whole and may change their credit rating for us and our securities based on their overall view of our industry. A future downgrade or withdrawal, or the announcement of a possible downgrade or withdrawal, in the ratings assigned to any series of securities, us or our other securities, or any perceived decrease in our creditworthiness, could cause the trading price of the securities to decline significantly.

GM has no obligations under any series of securities and may have interests that conflict with those of the holders of such series of securities.

GM is not a guarantor of, or in any way obligated in connection with, any series of securities issued by us. We are a wholly owned subsidiary of GM. As our parent, GM controls our fundamental corporate policies and transactions, including, but not limited to, the approval of significant corporate transactions. The interests of GM as equity holder and as parent of a captive finance subsidiary may differ from your interests as a holder of a series of securities. For example, GM may have an interest in pursuing, or causing us to pursue, acquisitions, divestitures, financings or other transactions that, in its judgment, could enhance its equity investment in us or the value of its other businesses, even though those transactions might involve risks to you as a holder of a series of securities.

Unless otherwise described in the applicable prospectus supplement, our management will have broad discretion to determine how to use the funds raised in an offering of securities and may use them in ways that may not enhance our results of operations.

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement, which may include uses for general corporate purposes. In such a case, our management will have significant discretion as to the use of the net proceeds to us from the sale of the securities and could spend the proceeds in ways that do not improve our results of operations.

Risks Related to Preferred Stock

Any preferred stock offered hereby will be equity and will be subordinate to our existing and future indebtedness.

Any shares of preferred stock offered hereby will be equity interests and will not constitute indebtedness of our Company or any of our subsidiaries. As a result, any preferred stock will rank junior to all of our and our subsidiaries’ existing and future indebtedness and other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient funds to pay amounts due on any or all of a series of preferred stock then outstanding.

We currently have a substantial amount of outstanding indebtedness, the payment of principal and interest on which reduces the cash available for payment of dividends on our capital stock, including any series of preferred stock offered hereby. The terms of a series of preferred stock will not restrict our business or operations, nor will they restrict our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights of the series of preferred stock described in the applicable prospectus supplement.

A series of preferred stock offered hereby may be junior to other preferred stock we have issued or may issue in the future.

A series of preferred stock will be junior as to payment of dividends to any series of our preferred stock that may be issued (with the requisite vote or consent of the holders of the applicable series of preferred stock and all other series of parity stock that we have issued or may issue with like voting rights, voting together as a single class) in the future that is expressly stated to be senior to the applicable series of preferred stock as to payment of dividends and the distribution of assets upon liquidation or winding up of our Company. If at any time we have failed to pay, on the applicable payment date, accrued dividends on any of those shares that rank senior in priority with respect to dividends, we may not pay any dividends on the applicable series of preferred stock or redeem or otherwise repurchase any shares of such series of preferred stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank senior in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the applicable series of preferred stock. In addition, in the event of any liquidation or winding up of our Company, holders of a series of preferred stock will not be entitled to receive the liquidation preference of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation or winding up.

Dividends on a series of preferred stock will be discretionary and subject to restrictions.

Although dividends on a series of preferred stock may be cumulative, such dividends will be discretionary. As a Texas corporation, we are also subject to restrictions on payments of dividends, and any redemption price must be paid out of lawfully available funds. Consequently, if our board of directors (or a duly authorized committee of our board of directors) does not authorize and declare a dividend for any dividend period, holders of a series of preferred stock will not be entitled to receive any such dividend on the relevant dividend payment date. Such unpaid dividend will accumulate; however, no interest will accrue on any such accumulated and unpaid dividend. In addition, we may become subject to contractual restrictions on our ability to pay dividends in the future, whether under indebtedness or otherwise.

If we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on a series of preferred stock.

If dividends are not paid in full upon a series of preferred stock or any other class or series of our capital stock we have issued or may issue that has dividend rights on parity with such series of preferred stock (whether such dividends are cumulative or non-cumulative), all dividends declared upon such series of preferred stock and such dividend parity securities, if any, on such dividend payment date will be declared pro rata in proportion to the respective amount of all accumulated, if applicable, but unpaid dividends on such series of preferred stock and all parity stock payable on such dividend payment date. Therefore, if we are not paying full dividends on any outstanding parity securities, we will not be able to pay full dividends on the applicable series of preferred stock.

We may issue additional shares of a series of preferred stock and any additional class or series of our capital stock that ranks on parity with such series of preferred stock as to dividend rights, rights upon liquidation or voting rights.

We will be able to issue additional shares of a series of preferred stock and any additional class or series of our capital stock that ranks equally to such series of preferred stock as to dividend payments and rights upon our liquidation or winding up of our affairs pursuant to our Amended and Restated Certificate of Formation (our “Certificate of Formation”) and the statement of resolution relating to such series of preferred stock without the vote or consent of the holders of such series of preferred stock. The issuance of additional shares of a series of preferred stock or any additional class or series of our capital stock could have the effect of reducing the amounts available to such series of preferred stock upon our liquidation or the winding up of our affairs. It also may reduce dividend payments on such series of preferred stock if we do not have sufficient funds to pay dividends on all shares of such series of preferred stock outstanding and other classes or series of capital stock with equal priority with respect to dividends.

Although holders of a series of preferred stock will be entitled to limited voting rights, as described in the applicable prospectus supplement, with respect to the circumstances under which the holders of such series of preferred stock will be entitled to vote, each series of preferred stock is expected to vote together as a single class along with all other series of our preferred stock that we have issued or may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of a series of preferred stock may be significantly diluted, and the holders of such other series of preferred stock that we have issued or may issue may be able to control or significantly influence the outcome of any vote.

No series of preferred stock will be convertible into our common stock at any time or have any protection in the event of a change of control.

No series of preferred stock will be convertible into our common stock at any time. In addition, the terms of each series of preferred stock will not contain any provisions that protect the holders of such series of preferred stock in the event that we experience a change of control. Holders of a series of preferred stock are not expected to have any voting rights with respect to any merger or other transaction in which any shares of such series of preferred stock remain outstanding with the terms thereof materially unchanged, or shares of preferred stock into which such series of preferred stock are converted or exchanged in connection therewith contain terms materially unchanged as compared to the terms of such series of preferred stock, taking into account that, upon the occurrence of such merger or other transaction, we may not be the surviving entity. Additionally, a consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.

A series of preferred stock may represent a perpetual equity investment in us, in which case we would not be obligated to redeem such series of preferred stock on or after the date it becomes redeemable at our option.

A series of preferred stock may be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. As a result, holders of such preferred stock may be required to bear the financial risks of an investment in such preferred stock for an indefinite period of time.

Any decision we may make at any time to propose a redemption of any series of preferred stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time. In addition, the instruments governing our outstanding indebtedness or any capital stock expressly stated to be senior to such series of preferred stock may limit our ability to redeem such series of preferred stock. If we redeem a series of preferred stock for any reason, you may not be able to reinvest the redemption proceeds you receive in a similar security.

As a holder of preferred stock, you will have limited voting rights.

Holders of preferred stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of a series of preferred stock will have the right to vote only with respect to authorizing classes or series of capital stock senior to such series of preferred stock and with respect to certain fundamental changes in the terms of such series of preferred stock and as otherwise expressly required by Texas law.

Holders of preferred stock may be unable to use the dividends-received deduction.

Distributions paid to a beneficial owner of preferred stock that is, for U.S. federal income tax purposes, a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia (a “U.S. holder”) may be eligible for the dividends-received deduction. Although we have accumulated earnings and profits, if any distributions on a series of preferred stock with respect to any taxable year fail to qualify as dividends for U.S. federal income tax purposes because we have insufficient current or accumulated earnings and profits in such taxable year, U.S. holders would be unable to use the dividends-received deduction. If that were to occur, the market value of such series of preferred stock may decline.

Risks Related to Debt Securities

None of our subsidiaries will be guarantors of any debt securities, and therefore any debt securities will be structurally subordinated to the liabilities of our subsidiaries.

We are a holding company with no operations of our own and conduct all of our business through our subsidiaries, which include special purpose finance vehicles that hold a significant portion of our loan and lease portfolio. Our only significant asset is the outstanding capital stock of our subsidiaries, and our subsidiaries have incurred substantial indebtedness. Unless otherwise stated in the applicable prospectus supplement, none of our subsidiaries will guarantee our debt securities offered hereby, and therefore such debt securities will rank effectively junior to any liabilities of our subsidiaries. Notably, a significant portion of our subsidiaries’ receivables have been pledged to secure the repayment of debt issued under their credit or other secured funding facilities or in securitization transactions. Except to the extent that we are recognized as a creditor of such subsidiary, in the event of a foreclosure, dissolution, winding-up, liquidation, reorganization, insolvency, bankruptcy or similar proceeding of any of our subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest in the assets of those subsidiaries and would be subordinate to any indebtedness of those subsidiaries senior to that held by us. For a description of our subsidiaries’ indebtedness, see our consolidated financial statements and related notes included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Although certain debt securities offered hereby will be referred to as “senior notes,” such debt securities will be effectively subordinated to the rights of our existing and future secured creditors.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities offered hereby will be our unsecured obligations, and therefore such debt securities will rank pari passu in right of payment with all of our existing and future indebtedness that is not expressly subordinated in right of payment to such debt securities and effectively junior to all of our secured indebtedness and other secured obligations, to the extent of the assets securing such indebtedness.

The Indentures (as defined below) permit us to incur additional indebtedness, including secured indebtedness. If we were to default under our obligations under any of our secured indebtedness, our secured creditors could proceed against the collateral granted to them to secure that indebtedness. If any secured indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including any series of debt securities. In addition, upon any distribution of assets pursuant to any foreclosure, dissolution, winding-up, liquidation, reorganization, insolvency, bankruptcy or similar proceeding, secured creditors will be entitled to receive payment in full from the proceeds of the collateral securing our secured indebtedness before the holders of our unsecured indebtedness, including any series of debt securities, will be entitled to receive any payment with respect thereto. Holders of debt securities would be entitled to participate ratably with holders of our unsecured indebtedness, and potentially with all of our other general creditors, in our remaining assets. As a result, the holders of debt securities may recover proportionally less than holders of secured indebtedness.

The covenants in the Indentures will not necessarily restrict our ability to take actions that may impair our ability to repay any debt securities.

Although the Indentures include or will include covenants that will restrict us from taking certain actions, the terms of these covenants will include important exceptions that you should review carefully before investing in any debt securities. Among other things, the Indentures will not require us or any of our subsidiaries to maintain any financial ratios or repurchase debt securities in the event of a change of control, and will not limit our or our subsidiaries’ ability to incur indebtedness, repurchase or prepay any indebtedness or make investments or other payments. Such actions may adversely affect our ability to perform our obligations under the Indentures and any series of debt securities and could intensify the related risks that we face. This could also lead to the credit rating on any series of debt securities being lowered or withdrawn.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we will use the proceeds we receive from the offered securities for general corporate purposes, which could include working capital expenditures, acquisitions, refinancing other debt or other capital transactions. Net proceeds of any offering may be temporarily invested prior to use. The application of proceeds will depend upon our funding requirements at the time and the availability of other funds.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock is not complete and may not contain all the information you should consider before investing in our preferred stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Formation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 10,000,000 shares of common stock, par value $0.0001 per share, and 250,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2019, we had 5,050,000 shares of common stock outstanding, all of which are owned by General Motors Holdings LLC, a wholly owned subsidiary of GM; we had 1,000,000 shares of Fixed-to-Floating Rate Cumulative Perpetual Preferred Stock, Series A, outstanding; and we had 500,000 shares of Fixed-to-Floating Rate Cumulative Perpetual Preferred Stock, Series B, outstanding.

At the direction of our board of directors, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of common stock, adopt resolutions to issue preferred stock by establishing the number, rights and preferences of, and designating, one or more series of preferred stock. As of the date of this prospectus, two series of preferred stock have been designated and established by our board of directors. The rights of any series of preferred stock include, among others:

•	special voting rights;

•	preferential liquidation and/or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption and/or put rights; and

•	conversion and/or exchange rights.

Except as set forth in our Certificate of Formation or as otherwise required by Texas law, each outstanding share of preferred stock shall not be entitled to vote on any matter on which the shareholders of our Company shall be entitled to vote, and shares of any series of preferred stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided, however, that the holders of shares of any series of preferred stock shall have the right to vote as a separate class on any amendment, waiver, repeal or modification of any provision of the statement of resolutions creating such series of preferred stock to the extent provided in the statement of resolutions creating such series of preferred stock.

Each series of preferred stock will be issued under a statement of resolutions, which forms, or will form, a part of our Certificate of Formation at the time such preferred stock is issued. The terms of any particular series of preferred stock offered pursuant to this prospectus will be described in the applicable prospectus supplement, including (where applicable) the designations, powers and preferences, and the relative, participating, optional or other rights (in each case, if any), and the qualifications, limitations or restrictions of any unissued series of preferred stock.

Any preferred stock that we issue will, when issued, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, any series of offered preferred stock will rank, with respect to dividends and the distribution of assets, senior to common stock, and on a parity with shares of any other then-outstanding series of preferred stock. Therefore, any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock.

The transfer agent and registrar for a series of preferred stock will be named in the applicable prospectus supplement.

Certain Business Combination Restrictions

Section 21.606 of the Texas Business Organizations Code restricts certain business combinations between us and an affiliated shareholder for three years after the shareholder becomes an affiliated shareholder. The restrictions do not apply if our board of directors approved the transaction that caused the shareholder to become an affiliated shareholder or if the business combination is approved by the affirmative vote of two-thirds of our voting stock that is not beneficially owned by the affiliated shareholder at a meeting of shareholders called for that purpose within six months of the affiliated shareholder’s acquiring the shares. Although we may elect to exclude ourselves from the restrictions imposed by Section 21.606, our Certificate of Formation does not do so.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under one or more Indentures between us and a trustee. Certain debt securities may be issued pursuant to:

•

an indenture, dated as of October 13, 2015 (as supplemented, amended or otherwise modified, the “senior indenture”), between us and Wells Fargo Bank, National Association, as trustee (the “Senior Notes Trustee”);

•	an indenture, dated as of June 21, 2017 (as supplemented, amended or otherwise modified, the “term indenture”), between us and U.S. Bank National Association, as trustee (the “Term Notes Trustee”); or

•

an indenture (the “subordinated indenture” and, together with the senior indenture, the term indenture and any other indenture pursuant to which debt securities are offered hereby, collectively the “Indentures” and, each, an “Indenture”) between us and a trustee to be named in such Indenture (together with the Senior Notes Trustee, the Term Notes Trustee and any other trustee under an Indenture, collectively the “Trustees” and, each, a “Trustee”).

The senior indenture, the term indenture and the form of subordinated indenture have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. We will file the definitive subordinated indenture as an exhibit to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part.

The terms of any series of debt securities will include those stated in the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the applicable Indenture. The Indentures will be subject to and governed by the terms of the TIA. Each Indenture is subject to any amendments or supplements we may enter into from time to time that are permitted under such Indenture. We will file any amendments or supplements to the Indentures as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indentures. You may obtain copies of the Indentures as described under “Where You Can Find More Information; Incorporation by Reference.”

General

The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the subordinated indenture.

Such debt securities will rank effectively junior to our subsidiaries’ indebtedness and other obligations and our secured indebtedness and other obligations. See “Risk Factors—Risks Related to Debt Securities—None of

our subsidiaries will be guarantors of any debt securities, and therefore any debt securities will be structurally subordinated to the liabilities of our subsidiaries” and “Risk Factors—Risks Related to Debt Securities—Although certain debt securities are referred to as “senior notes,” such debt securities are effectively subordinated to the rights of our existing and future secured creditors.” In addition, our operations are conducted through our subsidiaries and, therefore, we are dependent upon the cash flows of our subsidiaries to meet our obligations, including our obligations under any debt securities. See “Risk Factors—Risks Related to Securities—To service our debt and other obligations, we will require a significant amount of cash. Our ability to generate cash depends on many factors.” We and our subsidiaries have a significant amount of outstanding indebtedness. For a description of such indebtedness, see our consolidated financial statements and related notes included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

The Indentures will not limit the amount of debt securities that we may issue and will provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par, at a premium or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also will not limit our ability to incur other debt.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered, as well as any modifications or additions to the general terms of the applicable Indenture. These terms will include, among others, the title, maturity, price and rate of interest on such debt securities, any deletions from, modifications of or additions to the events of default or covenants with respect to the applicable series of debt securities, terms related to optional or mandatory redemption of such debt securities, any special tax implications and any other terms of such debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will generally describe federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a Business Day, then the payment will be made on the next Business Day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

Unless otherwise indicated in the applicable prospectus supplement, the applicable Trustee will act as paying agent and registrar for the debt securities under the applicable Indenture. We may act as paying agent or registrar under the Indentures.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payment by us of principal of, premium, if any, and interest, if any, on such subordinated debt securities.

The subordinated indenture will not limit the issuance of additional senior indebtedness.

Guarantees

If specified in the applicable prospectus supplement, the debt securities of any series may be fully and unconditionally guaranteed by one or more of our subsidiaries. However, the Indentures do not require that any of our subsidiaries, GM or any other person be a guarantor of any series of debt securities. The applicable prospectus supplement relating to any series of guaranteed debt securities will specify the terms of the applicable guarantees.

Certain Covenants

Except as set forth below or in any supplemental indenture, officer’s certificate or board resolution establishing a series of debt securities under an Indenture, or as otherwise permitted under such Indenture, the Indentures will not:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries; or

•

contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event of a decline in the credit rating of our debt securities, a change of control, recapitalization or similar restructuring or in the case of any other event.

We will describe any restrictive covenants for any series of debt securities in the applicable prospectus supplement for such debt securities.

Merger, Consolidation or Sale of Assets

Each Indenture will provide that we may not consolidate or merge with or into (whether or not we are the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of our Company and our subsidiaries, taken as a whole, in one or more related transactions, to another person unless (i) either (A) we are the surviving entity or (B) the person formed by or surviving any such consolidation or merger (if other than our Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the person formed by or surviving any such consolidation or merger (if other than our Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of our obligations under the debt securities and the applicable Indenture pursuant to an agreement reasonably satisfactory to the applicable Trustee (or, with respect to debt securities issued under the term indenture, a supplemental indenture); and (iii) immediately after such transaction, no default or event of default under the applicable Indenture has occurred and is continuing.

Information Rights

Each Indenture will provide that, whether or not we are subject to the periodic reporting requirements of the Exchange Act, so long as any debt securities are outstanding, we will furnish to the holders or cause the applicable Trustee to furnish to the holders (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations, (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, we will file or cause to be filed a copy of all such reports with the SEC for public availability (unless the SEC will not accept such a filing, in which case we will post such reports on our website within the time periods that would apply if we were required to file those reports with the SEC). To the extent any such reports are filed electronically on the SEC’s Electronic Data Gathering and Retrieval System (or any successor system), such filing shall be deemed to be furnished to the holders of debt securities and the applicable Trustee.

Calculation of Original Issue Discount and Other Amounts

We will promptly, at the end of each calendar year, calculate the original issue discount accrued on outstanding debt securities as of the end of such year and shall determine whether the amount of original issue discount qualifies for the de minimis exception rule as set forth in Section 1273(a)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). If such calculated amount does not qualify for the de minimis exception rule, then we will subsequently file no later than January 15th of each calendar year (a) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding debt securities as of the end of such year and (b) such other specific information relating to such original issue discount as may then be relevant under the Code.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control) which could adversely affect holders of debt securities.

Events of Default

Unless otherwise provided for in the applicable prospectus supplement, the term “event of default,” when used in any Indenture, means any of the following:

•

failure to pay interest for 30 days after the date payment is due and payable; however, if we extend an interest payment period under the terms of the debt securities, the extension will not be a failure to pay interest;

•

failure to pay when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on any security of such series, and, in certain circumstances, continuance of such default for a period of more than three Business Days;

•

failure on our part to comply with any other covenant or agreement in the Indenture that applies to the debt securities for 90 days after we have received written notice from the applicable Trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding affected by the failure to comply in the manner specified in the applicable Indenture;

•	events of bankruptcy, insolvency or reorganization of our Company or any applicable guarantor;

•

any guarantee by any applicable guarantor being held unenforceable or invalid, or any applicable guarantor denying or disaffirming its obligations under its guarantee, except as permitted by the applicable Indenture; or

•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

If an event of default occurs and continues, the applicable Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of that series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities will become due and payable immediately without any act on the part of the applicable Trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.

Each Indenture requires us and any guarantor (to the extent such guarantor is so required under the TIA) to deliver an officer’s certificate with the applicable Trustee within 120 days after the end of each fiscal year regarding compliance with the terms of the applicable Indenture. Within 30 days of becoming aware of any default or event of default, we are required to deliver to the applicable Trustee a statement specifying such default or event of default.

The holders of a majority in aggregate principal amount of the then-outstanding debt securities of any series so affected (with each series treated as a separate class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Trustee, subject to certain exceptions. The Indentures will provide that in case an event of default has occurred and is continuing, the applicable Trustee will be required, in the exercise of its respective power, to use the degree of care and skill of a prudent person in the conduct of its own affairs. Subject to such provisions, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request of any holder of debt securities, unless such holder has offered to such Trustee reasonable written security and indemnity satisfactory to it against any loss, liability or expense.

Satisfaction and Discharge; Defeasance and Covenant Defeasance

Satisfaction and Discharge

An Indenture will be discharged and will cease to be of further effect as to all debt securities that have been issued thereunder when:

•	either:

•

all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the applicable Trustee for cancellation; or

•

all debt securities that have not been delivered to the applicable Trustee for cancellation have become due and payable pursuant to a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited funds with the applicable Trustee as trust funds in trust solely for the benefit of the holders thereof, in amounts as will be sufficient to pay and discharge the aggregate indebtedness on the debt securities not theretofore delivered to the Trustee for cancellation for principal of, premium, if any, on and interest, if any, on the debt securities to the date of maturity or redemption;

•	we have paid or caused to be paid all sums payable by us in respect of such debt securities under the applicable Indenture; and

•	we have delivered an officer’s certificate and opinion of counsel each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Defeasance of Certain Covenants and Certain Events of Default

Unless otherwise indicated in the applicable prospectus supplement, we may elect, with respect to any debt securities of any series, either:

•

to defease and be discharged from all of our obligations with respect to such debt securities, except for: (i) the rights of holders of such outstanding debt securities to receive payments in respect of the principal of, premium, if any, and interest, if any, on such debt securities when such payments are due from the trust referred to below; (ii) our obligations with respect to such debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trusts, duties and immunities of the applicable Trustee, and our obligations in connection therewith; and (iv) the legal defeasance provisions of the applicable Indenture (“legal defeasance”); or

•

to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and thereafter (i) any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities and (ii) the events described above under “—Events of Default” (other than non-payment events) will no longer constitute events of default under the applicable Indenture with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before legal defeasance or covenant defeasance can be effected:

•

we must irrevocably deposit with the applicable Trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable government securities or a combination thereof, in amounts as will be sufficient to pay the principal of, premium, if any, and interest, if any, on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities of such series are being defeased to maturity or to a particular redemption date;

•

we must deliver to the applicable Trustee an opinion of counsel to the effect that that the holders or beneficial owners, as applicable, of such debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of legal defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such legal defeasance or covenant defeasance, as the case may be, had not occurred;

•

no default or event of default may have occurred or continue with respect to debt securities of such series on the date of such deposit (other than a default or event of default resulting from the incurrence of indebtedness all or a portion of the proceeds of which will be used to defease the debt securities of such series) or, insofar as such default or event of default is related to bankruptcy or insolvency, at any time in the period ending on the 91st day after the date of deposit;

•

such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable Indenture) to which we are a party or bound;

•

we must deliver to the applicable Trustee an opinion of counsel to the effect that, on the 91st day following the deposit, such funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditor’s rights generally;

•

we must deliver an officer’s certificate stating that the deposit was not made with the intent of preferring holders of the series of debt securities being redeemed over our other creditors with the intent of defeating, hindering, delaying or defrauding any of our creditors; and

•	we must deliver an officer’s certificate and opinion of counsel stating that all conditions precedent relating to the defeasance have been complied with.

The applicable prospectus supplement may further describe any provisions permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Modification and Waiver

Without the consent of any holders of any series of debt securities, we and the applicable Trustee may enter into one or more supplemental indentures for any of the following purposes:

•

to cure any ambiguity or to correct or supplement any provision contained in the applicable Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the applicable Indenture or in any supplemental indenture;

•

to convey, transfer, assign, mortgage or pledge to such Trustee as security for the debt securities of one or more series, or any guarantees endorsed thereon or attached thereto, any property or assets and to secure, or, if applicable, provide additional security for, any debt securities or guarantees and to provide for matters relating thereto, and to provide for the release of any collateral as security for any debt securities or guarantees;

•	to evidence the succession of another entity to our Company and the assumption of our covenants by the successor;

•	to add one or more covenants for the benefit of the holders of all or any series of debt securities;

•	to add any additional events of default for all or any series of debt securities;

•	to establish the form or terms of debt securities of any series;

•

other than with respect to the senior indenture, to add to or change any of the provisions of the applicable Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee or to comply with the rules of any applicable securities depository;

•

to change or eliminate any provision of the applicable Indenture; provided that any such change or elimination shall not apply to any outstanding debt security of any series issued prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•

to make any change that would provide any additional rights or benefits to the holders of the debt securities or that does not materially adversely affect the legal rights under the applicable Indenture of any holder of the debt securities;

•

to supplement any of the provisions of the applicable Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, or any tranche thereof, pursuant to the terms of such Indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or tranche or any other series of debt securities in any material respect;

•	to add a guarantor or permit any entity to guarantee the obligations under any series of debt securities or to transfer property or assets to the trustee as security for any series of debt securities;

•

to conform the text to any provision of the “Description of Debt Securities” in this base prospectus or in any provision of the “Description of Notes” in any prospectus supplement relating to the debt securities or any series of debt securities to the extent that such provision was intended to be a verbatim recitation of a provision set forth in the applicable Indenture or any amendment or supplement thereto;

•	to comply with the requirements of the SEC to maintain the qualification of the applicable Indenture under the TIA; or

•

to make any other provisions with respect to matters or questions arising under the applicable Indenture; provided that such action shall not adversely affect in any material respect the interests of the holders of any debt securities of any series outstanding on the date of such supplemental indenture.

Except as provided above, the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such supplemental indenture (voting together as a single class) is generally required for the purpose of adding to, or changing or eliminating any of the provisions of, any Indenture or debt securities pursuant to a supplemental indenture. However, no amendment may, without the consent of the holders of each outstanding debt security directly affected thereby:

•	reduce the principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver of or with respect to the applicable Indenture;

•	reduce the principal or change the fixed maturity of any debt security of that series;

•	reduce the rate or extend the time for payment of interest, including default interest, on any debt security of that series;

•	alter any of the provisions with respect to the redemption of the securities of any series;

•

waive a default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make any of the debt securities payable in any currency other than that stated in the debt securities of that series;

•

make any change to certain provisions of the applicable Indenture relating to, among other things: (i) the right of holders of debt securities to receive payment of the principal of, or any premium or interest on, debt securities and to institute suit for the enforcement of any such payment; (ii) waivers of past defaults; and (iii) amendments and waivers that require the consent of each affected holder;

•	waive a redemption payment with respect to any debt security;

•	release any guarantor providing a guarantee to any debt securities from any of its obligations under such guarantee, except in accordance with the terms of the applicable Indenture; or

•	make any change in the ranking or priority of any debt security or any guarantee thereof that would adversely affect the holders of such debt security.

A supplemental indenture that changes or eliminates any provision of the applicable Indenture expressly included solely for the benefit of holders of debt securities of one or more particular series of debt securities will be deemed not to affect the rights under such Indenture of the holders of debt securities of any other series.

The holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive our compliance with certain restrictive provisions of the applicable Indenture. The holders of not less than a majority in aggregate principal amount of the then-outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the applicable Indenture with respect to the debt securities of such series, except a default in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of such series.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of ours, as such, shall have any liability for any of our obligations, covenants or agreements under the debt securities or the Indentures, or for any claim based on, in respect of or by reason of such obligations, covenants or agreements or their creation. Each holder of debt securities, by accepting such debt securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Book-Entry System

Each debt security will be represented by one or more global securities registered in the name of The Depository Trust Company (the “Depositary” or “DTC”), or a nominee of the Depositary (each such debt security, a “book-entry debt security”). Except as set forth under the heading “Global Securities” below, book-entry debt securities will not be issuable in certificated form. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Denominations, Registrations and Transfer

The debt securities will be issued only in fully registered form, without interest coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations that are even multiples of $1,000. A direct holder may have his or her debt securities broken into, or “exchanged” for, more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

A direct holder may exchange or transfer debt securities at the office of the applicable Trustee. Such Trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers of the debt securities.

A direct holder will not be required to pay a service charge to transfer or exchange debt securities, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer.

If we designate additional transfer agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the selection of securities for redemption and ending on the earliest date of notice of such redemption, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Governing Law

The Indentures and the debt securities (and any guarantees thereof) will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

Concerning the Trustee

The Indentures contain certain limitations on the rights of the Trustees, should any become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustees will be permitted to engage in other transactions; however, if a Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the then-outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Trustee on behalf of the holders of debt securities of such series, subject to certain exceptions. The applicable Indenture will provide that in case an event of default shall occur (which shall not be cured), the applicable Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the applicable Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request of any holder of debt securities, unless such holder shall have offered to such Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Wells Fargo Bank, National Association currently acts as the Senior Notes Trustee under the senior indenture and U.S. Bank National Association currently acts as the Term Notes Trustee under the term indenture. Each of Wells Fargo Bank, National Association and U.S. Bank National Association currently act on other agreements with our Company in a variety of roles, including that of a bank, fiduciary and in an agency capacity, and such relationships change from time to time.

Concerning the Paying Agents

We shall maintain one or more paying agents for the payment of principal of, premium, if any, and interest, if any, on, a series of debt securities. We have initially appointed Wells Fargo Bank, National Association as our paying agent for any debt securities issued under the senior indenture and U.S. Bank National Association as our paying agent for any debt securities issued under the term indenture.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “Global Securities”). The Global Securities will be deposited with, or on behalf of, the Depositary, and registered in the name of Cede & Co., the nominee of DTC. So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered holder of such Global Security, DTC or such successor depositary or nominee will be considered the sole owner or holder of the securities represented by such Global Security. The registered holder of a security will be treated as the owner of it for all purposes. Except under the circumstance described below or as otherwise described in the applicable prospectus supplement, the securities will not be issuable in certificated form. Unless and until it is exchanged in whole or in part for the individual securities it represents, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC, a nominee of DTC to DTC or another nominee of DTC or DTC or any nominee of DTC to a successor depositary or any nominee of such successor.

Investors may elect to hold their interest in the Global Securities through either DTC, Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear.

In connection with any proposed transfer outside the book-entry only system, the holders of debt securities must provide to the applicable Trustee all information necessary to allow such Trustee to comply with any applicable tax reporting obligations, including, without limitation, any cost basis reporting obligations under Section 6045 of the Code. Such Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

DTC has advised us of the following information regarding DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its participants are on file with the SEC.

Purchases of ownership interests in Global Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Global Securities on DTC’s records. The ownership interest of each actual purchaser of each Global Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global Securities, except in the event that use of the book-entry system for the Global Securities is discontinued, or if, with respect to debt securities, an event of default has under the applicable Indenture occurred and is continuing.

To facilitate subsequent transfers, all Global Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of interests in the Global Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such ownership interests are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of a Global Security is being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such Global Security to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Global Securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts ownership interests in the Global Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Redemption proceeds, distributions, dividend payments, payments of principal, premium, if any, and interest, if any, as applicable, on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of Participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions, dividend payments, payments of principal, premium, if any, and interest, if any, as applicable, to Cede & Co., or such other nominee as may be requested by an authorized representative of

DTC, is our responsibility, disbursement of payments to Direct Participants is the responsibility of DTC, and disbursement of payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as depositary with respect to the Global Securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depositary is not appointed by us within 90 days, definitive securities in registered certificated form are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Global Security certificates will be printed and delivered to DTC.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the Global Security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more Global Securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the Global Securities. Any beneficial interest in a Global Security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the Global Securities.

Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-

entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Payments with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear. Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by DTC for Euroclear.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the securities sold outside of the United States and cross-market transfers of the securities associated with secondary market trading.

Same-Day Settlement and Payment

The underwriters will settle the securities in immediately available funds. We will make all payments in respect of the securities in immediately available funds.

The securities will trade in DTC’s Same-Day Funds Settlement System until maturity or earlier redemption or until the securities are issued in certificated form, and secondary market trading activity in the securities will therefore be required by DTC to settle in immediately available funds.

Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the Business Day following the DTC settlement date. Such credits or any transactions involving interests in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of interests in the securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility or liability for the performance by DTC, Clearstream or Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations, or for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other matter relating to the actions and practices of DTC, Clearstream or Euroclear or their respective participants or indirect participants.

The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. The operations and procedures of DTC, Clearstream and Euroclear are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at variable prices, which method may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices (or any combination of the foregoing).

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of General Motors Financial Company, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of General Motors Financial Company, Inc. and subsidiaries at December 31, 2018 and for the year then ended, appearing in General Motors Financial Company, Inc.’s Annual Report on Form 10-K, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of General Motors Financial Company, Inc. and subsidiaries as of December 31, 2017, and for each of the two years in the period ended December 31, 2017, incorporated in this prospectus by reference from General Motors Financial Company, Inc.’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

GENERAL MOTORS FINANCIAL COMPANY, INC.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup

J.P. Morgan

Mizuho Securities

Morgan Stanley

RBC Capital Markets

Wells Fargo Securities

                     , 2020